Exhibit 16

POWER OF ATTORNEY

I, the undersigned member of the Board of Trustees of Virtus Opportunities Trust (the “Trust”), hereby constitute and appoint George R. Aylward, Kevin J. Carr, Holly van den Toorn and Jennifer Fromm, or any of them, as my true and lawful attorneys and agents with full power to sign for me in the capacity indicated below, on any or all Registration Statements, amendments thereto, including without limitation a Registration Statement on Form N-14, and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to the merger of Virtus KAR International Small-Mid Cap Fund (to be renamed Virtus KAR International Small-Mid Cap Fund II prior to the merger), a series of the Trust, into Virtus KAR International Small-Cap Fund (to be renamed Virtus KAR International Small-Mid Cap Fund prior to the merger), also a series of the Trust, and hereby ratify and confirm my signature as it may be signed by said attorneys and agents.

I hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 13th day of September, 2021.

/s/ Donald C. Burke
George R. Aylward, Trustee	Donald C. Burke, Trustee

/s/ Sidney E. Harris	/s/ John R. Mallin
Sidney E. Harris, Trustee	John R. Mallin, Trustee

/s/ Connie D. McDaniel	/s/ Philip McLoughlin
Connie D. McDaniel, Trustee	Philip McLoughlin, Trustee

/s/ Geraldine M. McNamara	/s/ R. Keith Walton
Geraldine M. McNamara, Trustee	R. Keith Walton, Trustee

/s/ Brian T. Zino
Brian T. Zino, Trustee

Digital or electronic signatures are permitted, and all signatures need not appear on the same copy of this Power of Attorney.